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                                                                   EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,
33-54075, 33-54079, 33-54077, 333-47833, 333-28273, 333-38752, 333-62568,
333-62572, and Form S-3, Nos. 33-36001 and 333-60175) pertaining to various stock option, employee savings, deferred compensation and restricted stock plans and a universal shelf registration statement of Wellman, Inc. of our report dated February 20, 2004, with respect to the consolidated balance sheets of Wellman International Limited and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Wellman, Inc.

/s/ KPMG
KPMG
Chartered Accountants
Registered Auditors
Dublin, Ireland

12 March 2004